UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 18, 2014 (November 17, 2014)

Good Times Restaurants, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On November 17, 2014 Good Times Restaurants, Inc. issued a press release announcing that it had received total gross proceeds of approximately $7 million related to the exercise of the Company's Series A Warrants and Underwriter Warrants.  A total of 2,450,100 Series A Warrants, representing 97% of the outstanding Series A Warrants, and 100% of the 154,000 Underwriter Warrants, were exercised by the holders for total gross proceeds to the Company of $6,999,025.

In October 2014 the Company mailed a notice of redemption to all holders of the Company’s A Warrants.  Each A Warrant was exercisable for one share of common stock at $2.75 per share until 5:00 p.m. Colorado Time on Friday, November 14, 2014.  Holders of the A Warrants are no longer entitled to exercise their warrants for common stock and have no rights, except to receive the redemption price of $.01 per A Warrant, upon surrender of their Series A Warrants.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:  November 18, 2014

By:  /s/ Boyd E. Hoback

Boyd E. Hoback

President and Chief Executive

Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

99.1	Press release dated November 17, 2014

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